Shopify Announces $3 Billion Increase to Share Repurchase Program
June 2, 2026 – Shopify Inc. (NASDAQ, TSX: SHOP) today announced that its Board of Directors has authorized an additional $3 billion for the repurchase of Class A subordinate voting shares, bringing its aggregate repurchase authorization to $5 billion.
"Today's announcement shows our confidence in the durability of our business and the opportunity ahead," said Jeff Hoffmeister, Chief Financial Officer of Shopify. "Consistent operating cash flow, a balance sheet built for the long-term, and strong results quarter after quarter — these give us the ability to prioritize building products that drive merchant success while also returning capital to shareholders, especially during periods of market volatility."
As of June 1, 2026, Shopify has repurchased approximately $1.45 billion under its current authorization. Shopify will continue to execute the program using pre-arranged algorithmic trading instructions, with no set quarterly or annual minimums. Repurchases under the program may be made from time to time in the open market, through privately negotiated transactions, or by other means, subject to market conditions, applicable legal requirements, and other factors. The program does not obligate Shopify to acquire any particular amount of shares and may be modified, suspended, or terminated at any time, subject to applicable laws.
About Shopify
Shopify provides essential internet infrastructure for commerce. Shopify’s all-in-one platform makes it easier to start, run, and grow a business, powering sales online, in-store, and everywhere in between. Millions of businesses in 175+ countries use Shopify—from entrepreneurs to brands like Aldo, BarkBox, Carrier, Meta, Vuori, SKIMS, and Supreme.
For more information, visit www.shopify.com.

CONTACT INVESTORS:	CONTACT MEDIA:
Shane Kleinstein	Ben McConaghy
Director, Investor Relations	Director, Communications
IR@shopify.com	press@shopify.com

Regulatory Disclosures and Forward-Looking Statements
Share Repurchase Program
Shopify’s Board of Directors has authorized an increase to the Company’s share repurchase program, bringing the aggregate authorization for repurchases of Class A subordinate voting shares to $5 billion (approximately $6.9 billion CAD). Purchases under the increased share repurchase program will commence on June 8, 2026. The overall program has no fixed expiration date, and may be amended, suspended, or discontinued at any time, subject to applicable laws. Repurchases may be made through open-market purchases on the Nasdaq, privately negotiated transactions including block trades, accelerated share repurchase transactions, or other means, in each case in compliance with applicable securities laws. The timing, number, and value of any Class A subordinate voting shares repurchased will depend on a variety of factors, including price, general business and market conditions, applicable legal requirements, and alternative investment opportunities. In accordance with applicable securities laws, the maximum number of Class A subordinate voting shares repurchased will not exceed 5% of Shopify’s issued and outstanding Class A subordinate voting shares.
Advisory Regarding Forward-Looking Statements
This press release contains forward-looking statements and forward-looking information (collectively, “forward-looking statements”), including statements related to Shopify’s share repurchase program. These statements can be identified by words such as "will" and “expect” and are based on Shopify's current expectations about future events and financial results. Known and unknown risks may cause actual results to differ materially from those described in the forward-looking statements. These risks include, but are not limited to, the Company’s ability to maintain expected growth and manage expenses and the impact of changes in economic conditions and consumer spending in key markets such as the United States, Europe, and globally which may be impacted by measures that impact international trade, such as tariffs. Other factors and risks that may cause actual results to differ materially from those set out in the forward-looking statements are set out in Shopify's Form 10-K under the heading “Risk Factors” and other filings made with US and Canadian securities regulators, available at www.sec.gov and www.sedarplus.ca. Undue reliance should not be placed on the forward-looking statements in this press release, which are based on information available to management on the date hereof and represent management’s beliefs regarding future events, projections, and financial trends, which, by their nature, are inherently uncertain. The forward-looking statements are provided to give additional information about management’s expectations and beliefs and may not be appropriate for other purposes. Shopify undertakes no duty to publicly update or revise any forward-looking statements, except as may be required by law.